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                                                                    EXHIBIT 99.1

                          [LETTERHEAD OF VENTAS, INC.]



                                                     Contact: Debra A. Cafaro
                                                              President and CEO
                                                                       or
                                                              John C. Thompson
                                                              Vice President
                                                              (502) 357-9000




            VENTAS DECLARES FOURTH QUARTER DIVIDEND OF $0.26 A SHARE

                             ----------------------

                DIVIDEND PAYMENT EXPECTED TO BE IN KINDRED STOCK;

                         VENTAS PRICES CMBS TRANSACTION



LOUISVILLE, KY (December 5, 2001) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said its Board of Directors declared a fourth quarter dividend of $0.26 per share that is expected to be paid principally through a distribution of stock in its primary tenant Kindred Healthcare, Inc. (NASDAQ: KIND) and partially in cash.

     Ventas said this dividend reflects the Company's regular quarterly dividend of $0.22 per share and a one-time adjustment of $0.04 per share. This results in a total 2001 dividend of $0.92 per share, the Company's estimate of 90 percent of its 2001 taxable net income. The Company has paid dividends of $0.22 a share in each of the previous three quarters in 2001. The fourth quarter dividend is payable on January 7, 2002 to stockholders of record as of December 14, 2001. The number of shares of Kindred stock to be distributed will be based on the value of Kindred stock on December 31, 2001 in accordance with REIT (real estate investment trust) tax distribution rules under the Internal Revenue Code.

     "Our 2001 dividend of $0.92 reflects both our better-than-expected performance and our commitment to reward our shareholders as Ventas continues to improve," President and CEO Debra A. Cafaro said. "Distributing Kindred stock to satisfy our dividend obligation enables us to use our available cash to pay down our debt and strengthen our balance sheet, and it allows our shareholders to continue to benefit from Kindred's improved performance and valuation."

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     Ventas said that it will distribute no more than 350,000 shares out of the
1,415,200 shares of Kindred stock it currently holds, and will use cash on hand to avoid distributing fractional shares in Kindred and to make up any difference between the value of the Kindred stock and its dividend payment. Ventas added, however, that it reserves the right to pay the entire dividend in cash.

     Ventas received 1,498,500 shares of Kindred stock on April 20, 2001 when Kindred successfully emerged from Chapter 11 bankruptcy. On November 14, Ventas participated in a secondary offering of Kindred stock and sold 83,300 of its Kindred shares. Net proceeds of $3.6 million from the sale were used to pay down debt.

CMBS REFINANCING

     Ventas said that its wholly-owned subsidiary, Ventas Specialty I, LLC, has priced and received commitments to purchase $225 million principal amount of investment-grade commercial mortgage-backed securities collateralized by 40 multi-state skilled nursing facilities owned by the Company. All-in blended pricing on the bonds is LIBOR plus 206 basis points (inclusive of upfront fees and expenses amortized over the life of the bonds). The bonds mature in December 2006 and amortize on a 25-year schedule.

     Net proceeds from the refinancing, if consummated, will be used to pay down debt under the Company's Amended Credit Agreement, which has an outstanding principal balance of $846.3 million. The purposes of the CMBS transaction are to lower the Company's costs of debt, remove the dividend restriction contained in its Amended Credit Agreement and ensure that the Company will have no debt maturities before December 31, 2005.

     The CMBS refinancing transaction is expected to close in December and is subject to normal and customary closing conditions. There can be no assurance regarding the timing or completion of the CMBS transaction due to world events, material adverse change or other factors. The bonds have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without such registration or an applicable exemption from registration requirements.

ASSUMPTIONS

     The Company's estimation of its 2001 taxable income and the related 2001 dividend is based on a number of assumptions, including, but not limited to, the following: Kindred performs its obligations under the Amended Master Leases and the Spin Agreements; no capital transactions occur; the Company's tax positions do not change; the Company does not incur any impact from new accounting rule FASB 133 relating to derivatives; interest rates remain constant; the Company pays 90 percent of its taxable net income as a dividend for 2001 and provides for the payment of federal income tax on the remaining 10 percent of its taxable net income; and the Company's issued and outstanding shares are unchanged.

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2002 FFO AND DIVIDEND GUIDANCE

     Ventas expects to provide guidance for 2002 Funds From Operation (FFO) and 2002 dividend guidance before the end of 2001.

     Ventas is a healthcare real estate investment trust whose properties include 44 hospitals, 216 nursing homes and eight personal care facilities in 36 states. Its website can be found at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "if," "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred and certain of its affiliates to continue to meet and/or honor its obligations under its contractual arrangements with the Company and the Company's wholly owned operating partnership, Ventas Realty, Limited Partnership ("Ventas Realty"), including without limitation the various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the corporate reorganization on May 1, 1998 (the "1998 Spin Off") pursuant to which the Company was separated into two publicly held corporations,
(b) the ability and willingness of Kindred to continue to meet and/or honor its obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company,
(h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions

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and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreement and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under such interest rate swap agreement, (m) the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with the Company and Ventas Realty entered into connection with the Company's spin off of its assisted living operations and related assets and liabilities to Atria in August 1996, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations including, without limitation, the Company's failure to qualify as a REIT due to its ownership of Kindred common stock, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998, (p) final determination of the Company's net taxable income for the tax year ended December 31, 2001, (q) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, and (r) the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of the Kindred common stock . Many of such factors are beyond the control of the Company and its management.

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